UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________

FORM 8-K
__________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 7, 2006

Shells Seafood Restaurants, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28258	65-0427966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16313 N. Dale Mabry Hwy, Suite 100, Tampa, FL	33618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:      (813) 961-0944

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 7, 2006, Colonial Bank, N.A. (the “Bank”) agreed, effective as of June 28, 2006, to extend the maturity date of a loan and repayment of a promissory note in the principal amount of $500,000 (the “Note”) at an initial interest rate of 8.25% per annum made by the Bank to Shells Seafood Restaurants, Inc. (the “Company”) from June 28, 2006 to September 28, 2006. The Note, a business loan agreement between the Company and the Bank (the “Loan Agreement”) and a commercial security agreement between the Company and the Bank (the “Security Agreement”) were each entered into on December 28, 2005 to fund remodeling of the Company’s restaurants.

Pursuant to the Note the Company will repay the Note in one payment of principal plus all accrued interest on its maturity date. The Note and the Loan Agreement contain various events of default, including without limitation, (i) any failure to make payment when due (ii) making representations or warranties which are false or misleading in any material respect, (iii) breaches of covenants or agreements, (iv) events of bankruptcy, (v) insolvency and (vi) any third party acquiring 25% or more of common stock of the Company. The Loan Agreement and Note provide an opportunity for the Company to cure certain events of default.  Upon the occurrence of an event of default, all commitments of the Bank under the Loan Agreement and the Note shall terminate and at the Bank’s option, all indebtedness will immediately become due and payable. Pursuant to the terms of the Security Agreement, the indebtedness under the Loan Agreement and the Note are secured by all of the business assets of the Company.

The Note, the Loan Agreement, the Security Agreement, and extension letter are filed with this Report as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively and are incorporated by reference into this Item 1.01. The preceding description of the terms of the credit facility and extension are qualified by reference to Exhibits 10.1, 10.2, 10.3 and 10.4 to this Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The discussion under Item 1.01 of this Report is incorporated under this Item 2.03 as if set forth herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Item No.	Description

10.1	Promissory Note, dated December 28, 2005, made by the Company to the Bank.
10.2	Business Loan Agreement, dated December 28, 2005, between the Company and the Bank.
10.3	Commercial Security Agreement, dated December 28, 2005, between the Company and the Bank.
10.4	Extension letter, dated July 7, 2006 from the Bank to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2006	SHELLS SEAFOOD RESTAURANTS, INC.

By:	/s/ Warren R. Nelson
Name:	Warren R. Nelson
Title:	Vice President and Chief Financial Officer

Exhibit Index

Item No.	Description

10.1	Promissory Note, dated December 28, 2005, made by the Company to the Bank.
10.2	Business Loan Agreement, dated December 28, 2005, between the Company and the Bank.
10.3	Commercial Security Agreement, dated December 28, 2005, between the Company and the Bank.
10.4	Extension letter, dated July 7, 2006 from the Bank to the Company.